STOCK PURCHASE AGREEMENT

THIS Stock Purchase Agreement (the “Agreement”) is made and entered into as of the 31st day of December, 2003, by and between J.R.S. Holdings, LLC (the “Seller”), and Somerset International Group Inc. (the “Buyer”).

WITNESSETH:

WHEREAS, the Seller is the owner of 576,250 shares of Common Stock$0.01 par value (“Common Stock”), of ORS Automation, Inc, a Delaware corporation (the “Company”); 12,000,000 shares of Class A Common Stock,$0.0035 par value (“Class A Common Stock”) of the Company; and 1,000,000shares of Series A Preferred Stock, $0.01 par value (“Preferred Stock”)(collectively the shares of Common Stock, Class A Common Stock and Preferred Stock shall be known as the “Shares”).

WHEREAS, the Seller desires to sell all of the Shares except for 50,000shares of Common Stock which shall be retained by the Seller, and the Buyer desires to purchase the Shares upon the terms and conditions hereinafter set forth. All references to the Shares throughout this Agreement shall exclude the 50,000 shares of Common Stock to be retained by Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Sale and Transfer of the Shares. At the Closing (as hereinafter defined)and subject to the terms and conditions of this Agreement, the Seller shall sell, convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, the Shares for the purchase price specified in Section 2 below. At the Closing, Seller shall deposit the Common Stock with Anslow & Jaclin, LLP and such shares shall be forwarded to the Company’s transfer agent to be reissued in the following manner: 526,250 shares to Buyer and 50,000 shares to Seller. Upon reissuance of the Common Stock asset forth above by the transfer agent, the Common Stock shall be released to the respective parties. The Class A Common Stock and Preferred Stock will be transferred to the Buyer at closing.

2.             Purchase Price. In exchange for the Shares, the Buyer shall pay to the Seller, at the Closing (as hereinafter defined), the sum of $125,000 via certified funds or wire transfer.

3.             Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or about January 20, 2004,but not later than January 31, 2004, unless extended by mutual consent of the parties hereto. At the Closing, the Seller shall deliver to the Buyer one or more stock certificates representing the Shares to be transferred hereunder accompanied by a stock power duly endorsed in blank for transfer to the Buyer, or written confirmation that the Shares have been deposited into the Buyer’s brokerage account by a representative of the broker-dealer where such account is located.

4.	Representation and Warranties of the Seller. The Seller represents and warrants that:

(a) Authority. The Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not cause Seller to be in violation of any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

(b) Title. The Seller has good and marketable title to the Shares free and clear of all liens and encumbrances.

(c) Outstanding shares. The Seller represents that the Shares represent approximately 60% of the issued and outstanding voting shares of the Company as of the Closing Date.

(d) Bank Account. The Seller represents that the Company will have at least $4,000 in the Company’s bank account as of the Closing.

(e) Annual Report. The Seller represents that the Seller shall be responsible for the Company filing its Annual Report with audited financial statements on Form 10-KSB for the fiscal year ended December 31, 2003 no later than January 31, 2004.

5.             Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a) Authority. The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which the Buyer is a party or by which the Buyer may be bound or affected.

(b) The Buyer’s purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

6.             Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7.             Fees and Costs. The Seller and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

8.             Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9.	Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New Jersey.

10.           Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified mail, return receipt requested, as follows:

(a)	If to the Seller, at:

152 Mockingbird Ct.
Three Bridges, New Jersey 08887

(b)	If to the Buyers, at:

Anslow & Jaclin, LLP
4400 Route 9, 2nd Floor
Freehold, New Jersey 07728

Each party may change the address for the receipt of notice hereunder by giving written notice thereof to the other party.

11.           Survival of Representations and Warranties. All representations and warranties made by the Seller and the Buyer shall survive the Closing.

12.           Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction New Jersey. The parties hereby consent to personal jurisdiction and venue in New Jersey.

13.           Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

14.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

16.           Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLER:	BUYER:

JRS HOLDINGS, LLC	SOMERSET INTERNATIONAL GROUP, INC.
/s/ James R. Solakian	/s/ Paul Patrizio
James R. Solakian	Paul Partizio
Managing Member	Chairman

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